Exhibit 99.1

Evofem Biosciences Announces Record Net Sales and Phexxi Prescriptions in Q4 2021

Net product revenue more than doubled
in the fourth quarter of 2021 vs. third quarter of 2021

81% increase in Phexxi units dispensed

69% increase in total prescriptions of Phexxi

Net cash burn decreased to $17 million

SAN DIEGO, CA, January 19, 2022 —Evofem Biosciences, Inc. (NASDAQ: EVFM) today announced strong preliminary results for the fourth quarter of 2021, including record growth in net product sales of its hormone-free prescription contraceptive gel, Phexxi® (lactic acid, citric acid and potassium bitartrate).
•Achieved preliminary net product sales of $3.5 million in Q4, more than double Q3 net product sales.
◦39,121 boxes of Phexxi were dispensed, up 81% from Q3.
◦32,386 Phexxi total prescriptions (TRx) were filled, up 69% from Q3.
◦22,659 new patients started Phexxi, up 56% from Q3.
◦Refill volumes continued to increase as a percentage of TRx, reaching 37% in December 2021.
•Reduced net cash burn rate to approximately $17 million in the fourth quarter of 2021 versus $32.0 million in Q3.
•Raised $5 million of non-dilutive capital in January 2022 to continue funding Evofem’s pivotal Phase 3 trial in STI prevention, and other ongoing initiatives.
“Strong demand for Phexxi and gross-to-net improvement in the fourth quarter enabled us to deliver over $3.5 million in net sales – more than twice Q3 levels, and ahead of the current consensus estimate,” said Saundra Pelletier, CEO of Evofem Biosciences.

“More than 55,000 women made the Phexxi choice in 2021 and our refill rate continues to rise, demonstrating high satisfaction amongst Phexxi users,” Pelletier added. “We believe these numbers paint a clear picture: women want access to non-hormonal contraception as a standard of care.”
“In 2022, we expect to benefit from guidance issued last week by the Health Resources and Services Administration and the U.S. Department of Labor, which is an important step toward securing access to Phexxi for all women at zero copay without overly burdensome denials or being forced to try other contraceptive products first. These guidelines should favorably impact Phexxi access and our gross-to-net in 2022 and beyond,” Pelletier concluded.
About Evofem Biosciences
Evofem Biosciences, Inc., (NASDAQ: EVFM) is developing and commercializing innovative products and product candidates to address unmet needs in women's sexual and reproductive health, including hormone-free, woman-controlled contraception and protection from certain sexually transmitted infections (chlamydia and gonorrhea). The Company’s first FDA-approved product, Phexxi® (lactic acid, citric acid and potassium bitartrate), is a hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex. Learn more at phexxi.com and evofem.com.
Phexxi® is a registered trademark of Evofem Biosciences, Inc.
Forward-Looking Statements
This press release includes "forward-looking statements," within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and relate to future events or circumstances and the Company’s future performance. These statements include, without limitation, estimates and expectations regarding prescription growth, net sales growth, new patient and refill growth, the results of gross-to-net improvements and cash burn reductions, and statements, evaluations and judgments related to, among other things, demand for Phexxi and the effect of the guidelines issued by the Health and Human Services Administration and the U.S. Department of Labor. These statements and estimates are based on management’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company’s business. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Various factors could cause actual results to differ materially from these estimates and those discussed or implied in the forward-looking statements, including market and other conditions and the Company’s ability to obtain capital when and as needed to continue its ongoing operations. Other important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements, or that could impair the value of Evofem Biosciences' assets and business, are disclosed in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 15, 2021. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Investor Contact
Amy Raskopf
Evofem Biosciences, Inc.
araskopf@evofem.com
Mobile: (917) 673-5775

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